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                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-_______) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as Amended and Restated and to the incorporation by reference therein of our report dated October 31, 2000, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
May 3, 2001